Exhibit 10.17

AMENDMENT AND CONSENT

This AMENDMENT AND CONSENT (this “Amendment”) dated as of August 27, 2003, is among (a) WASTE INDUSTRIES USA, INC. (f/k/a Waste Holdings, Inc.), a North Carolina corporation having its principal place of business at 3301 Benson Drive, Suite 601, Raleigh, North Carolina 27609 (the “Company”), and each of the subsidiaries of the Company that has executed a Guaranty Agreement (as defined in each of the Note Agreements defined below) (the “Guarantors”) and (b) THE PRUDENTIAL INSURANCE COMPANY OF AMERICA {“Prudential”), PRUCO LIFE INSURANCE COMPANY, PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY, U.S. PRIVATE PLACEMENT FUND and any other noteholders who are or may become parties to the Note Agreements (as defined below) (collectively, the “Noteholders”).

WHEREAS, the Company and Prudential are parties to the Amended and Restated Note Purchase Agreement, dated as of March 31, 2001 (as amended, restated or otherwise modified through the date hereof, the “Purchase Agreement”), and the Company and the Noteholders are parties to Amended and Restated Note Purchase and Private Shelf Agreement, dated as of March 31, 2001 (as amended, restated or otherwise modified through the date hereof, the “Shelf Agreement” and, together with the Purchase Agreement, the “Note Agreements”);

WHEREAS, the Guarantors have entered into the Guaranty Agreements in connection with the Note Agreements; and

WHEREAS, the Company and the Guarantors have requested that the Noteholders agree, and the Noteholders have agreed, on the terms and subject to the conditions set forth herein, to modify, among other things, the covenants under the Note Agreements described below and provide the waiver described below;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms that are used herein without definition and that are defined in the Note Agreements shall have the same meanings herein as in the Note Agreements.

2. Amendments to Note Agreements.

2A. Paragraph 5A of the Note Agreements.

(i) Paragraph 5A(4) of the Note Agreements is amended in its entirety so that as amended it will read as follows:

“5A(4) Special Information. The Company also covenants that immediately after any Responsible Officer obtains actual knowledge of:

(a) an Event of Default or Default;

(b) a Material Adverse Change;

(c) legal proceedings filed against the Company and/or any of its Subsidiaries, which reasonably could be expected to result in a Material Adverse Change;

(d) a default under any agreement or note evidencing Indebtedness for which the Company or any Subsidiary is liable, which individually or in the aggregate with all other agreements and notes in default for which the Company or any of its Subsidiaries is liable, exceeds $250,000;

(e) any (i) Environmental Liabilities, (ii) pending, threatened or anticipated Environmental Proceedings, (iii) Environmental Notices, (iv) Environmental Judgments and Orders, or (v) Environmental Releases at, on, in, under or in any way affecting the Properties which reasonably could be expected to result in a Material Adverse Change; or

(f) with respect to any Plan that is subject to the funding requirements of Section 302 of ERISA or Section 412 of the Code, the Company (i) has given or is required to give notice to the Pension Benefit Guaranty Corporation that a material reportable event has occurred with respect to such Plan, (ii) has delivered notice to the Pension Benefit Guaranty Corporation of any intent to withdraw from or terminate any such Plan, or (iii) has failed to make timely a contribution to any such Plan;

the Company will deliver to each Significant Holder an Officer’s Certificate specifying the nature and period of existence thereof and what action the Company or the Subsidiary has taken, is taking or proposes to take with respect thereto.”

(ii) A new paragraph 5A(5) is hereby added to the Note Agreements to read in its entirety as follows:

“5A(5) Notices Concerning Tax Treatment. The Company and its Subsidiaries do not intend to treat the Notes and/or related transaction hereunder as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Company or its Subsidiaries determine to take any action inconsistent with their intention to not treat the Notes and/or related transactions hereunder as a reportable transaction, they will promptly notify each Significant Holder in writing thereof and will provide each Significant Holder with a duly completed copy of IRS Form 8886 or any successor form. The Company and each Subsidiary acknowledges that one or more of the Significant Holders may treat its Notes as part of a transaction that is subject to Treasury Regulation Section 1.6011-4 or Section 301.6112-1, and such Significant Holder will file such IRS forms and maintain such lists and other records as they may determine is required by such Treasury Regulations.”

2B. Paragraph 6A of the Note Agreements.

(i) Subparagraphs (a), (b), (c) and (d) of paragraph 6 A of the Note Agreements are hereby amended to read in their respective entireties as follows:

“(a) Funded Debt to EBITDA. The ratio of (x) Funded Debt as at the end of any fiscal quarter to (y) EBITDA for the period of four (4) consecutive fiscal quarters ending on such date to be greater than the ratio set forth opposite such fiscal quarters:

Fiscal Quarters Ending	Ratio
September 30, 2003 - December 31, 2004	4.25:1.00
March 31, 2005 and thereafter	4.00:1.00

(b) Senior Funded Debt to EBITDA. The ratio of (x) Senior Funded Debt as at the end of any fiscal quarter to (y) EBITDA for the period of four (4) consecutive fiscal quarters to be greater than the ratio set forth opposite such fiscal quarters:

Fiscal Quarters Ending	Ratio
September 30, 2003 - December 31, 2004	3.75:1.00
March 31, 2005 and thereafter	3.50:1.00

(c) Consolidated Net Worth. Commencing with the fiscal quarter ended September 30, 2003, Consolidated Net Worth at the end of any fiscal quarter to be less than the sum of $95,000,000 plus the sum of (a) 50% of positive Consolidated Net Income for each fiscal quarter, beginning with the fiscal quarter ended June 30, 2003, and (b) 100% of the net proceeds of any sale by the Company or any of its Subsidiaries of (i) equity securities issued by the Company or any of its Subsidiaries or (ii) warrants or subscription rights for equity securities issued by the Company or any of its Subsidiaries.

(d) Interest Coverage. The ratio of (x) actual reported EBITA for any fiscal quarter to (y) Consolidated Total Interest Expense for such fiscal quarter to be less than the ratio set forth in the following table opposite such fiscal quarter:

Fiscal Quarters Ending	Ratio
September 30, 2003 - December 31, 2004	2.50:1.00
March 31, 2005 and thereafter	2.75:1.00

(ii) Subparagraph (f) of paragraph 6A of the Note Agreements is hereby amended to read in its entirety as follows:

“(f) Capital Expenditures. Capital Expenditures for any fiscal year shall not exceed (i) $35,000,000 for the fiscal year 2003, (ii) $35,000,000 for the fiscal year 2004, (iii) $37,000,000 for the fiscal year 2005, and (iv) $43,000,000 for the fiscal year 2006 and thereafter.”

2C. Paragraph 6B of the Note Agreements.

(i) Subparagraph (f) of paragraph 6B of the Note Agreements is hereby amended to read in its entirety as follows:

“(f) Indebtedness with respect to landfill closure bonds of the Company and its Subsidiaries in an aggregate amount not to exceed $30,000,000;”

(ii) Subparagraph (h) of paragraph 6B of the Note Agreements is hereby amended to read in its entirety as follows:

“(h) Indebtedness with respect to (i) the Sampson County Bonds in an aggregate amount not to exceed (A) $34,969,367 in connection with the Series 2000 Bonds, and (B) $9,804,000 in connection with the Series 2003 Bonds, and (ii) Indebtedness with respect to other tax-exempt revenue bonds not to exceed $25,000,000 in the aggregate;”

(iii) Subparagraph (j) of paragraph 6B of the Note Agreements is hereby amended to read in its entirety as follows:

“(j) Indebtedness of a Designated LLC to the Company or any of its Subsidiaries, whether in the form of intercompany payables, advances, notes or debentures, each of which is pledged to the Collateral Agent, the proceeds of which are loaned or contributed as capital to a direct or indirect Subsidiary of such Designated LLC, which Subsidiary is a Guarantor (and not a Designated LLC); provided that the aggregate amount of all such Indebtedness permitted under this paragraph 6B(j) shall not exceed $100,000,000;”

(iv) The new following subparagraphs (1) and (m) are hereby inserted to read in their entirety as follows:

“(1) Indebtedness of the Company or any of its Subsidiaries in respect of Swap Contracts in compliance with the Bank Agreement; and

(m) Indebtedness of the Company or any of its Subsidiaries under fuel price swaps, fuel price caps, and fuel price collar or floor agreements, and similar agreements or arrangements designed to protect against or manage fluctuations in fuel prices with respect to fuel purchased in the ordinary course of business of the Company and its Subsidiaries (“Fuel Derivatives Obligations”);”

2D. Paragraph 6C of the Note Agreements.

(i) Subparagraph (d) of paragraph 6C of the Note Agreements is hereby amended to read in its entirety as follows:

“(d) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue, provided that such liens may continue to exist for a period of more than 120 days if the validity or amount thereof shall currently be contested by the Company or any such Subsidiary in good faith and if the Company or any such Subsidiary shall have set aside on its books adequate reserves with respect thereto as required by GAAP, and provided further that the Company or any such Subsidiary will pay any such claim forthwith upon commencement of proceedings to foreclose any such lien;”

(ii) Paragraph 6C of the Note Agreements is hereby amended by (i) deleting the word “and” at the end of subparagraph (g) thereof, (ii) inserting the word “and” at the end of subparagraph (h) thereof and (iii) inserting the new following subparagraph (i) to read in its entirety as follows:

“(i) liens, whether created by contract, law, regulation or ordinance, securing Indebtedness permitted by Paragraph 6B(b), provided that any security granted therefor is limited to (i) rights to payment under, and use of equipment or related assets to perform, the contracts to which such guaranty or suretyship obligations relate, and (ii) other liens arising under the laws of suretyship.”

2E. Paragraph 6D of the Note Agreements.

(i) Subparagraph (e) of paragraph 6D of the Note Agreements is hereby amended to read in its entirety as follows:

“(e) (i) Investments permitted under paragraph 6E and (ii) Investments consisting of notes issued to the Company and/or one of its Subsidiaries in connection with the FHA Transaction;”

(ii) Subparagraphs (h) and (i) of paragraph 6D of the Note Agreements are hereby amended in their respective entireties to read as follows:

“(h) Investments consisting of the Company’s or any of its Subsidiaries’ ownership interests in the Designated LLCs (and the related capital contributions in respect thereof) as set forth in Schedule 6D and Investments in the Company or its Subsidiaries by the Designated LLCs constituting Indebtedness permitted under paragraph 6B; and

(i) other Investments not to exceed the sum of $2,000,000 in the aggregate at any one time outstanding with respect to non-hazardous solid waste collection, transfer, hauling, recycling or disposal businesses, projects, joint-ventures or enterprises or purchase options.”

2F. Paragraph 6E of the Note Agreements.

(i) Subparagraph (a) of paragraph 6E(1) of the Note Agreements is hereby amended to read in its entirety as follows:

“(a) the Company is in current compliance with and, giving effect to the proposed acquisition (including any borrowings made or to be made in connection therewith), will continue to be in compliance with all of the covenants in paragraph 6A hereof on a pro forma historical combined basis as if the transaction occurred on the first day of the period of measurement; provided, that, in the case of transactions involving cash consideration to be paid by the Company or any of its Subsidiaries (including cash deferred payments, contingent or otherwise, and the aggregate amount of all Funded Debt assumed) in excess of $5,000,000, the Purchasers shall have received an Officer’s Certificate demonstrating compliance with paragraph 6A on a pro forma historical combined basis as if the transaction occurred on the first day of the period of measurement (any acquisition requiring cash consideration (including cash deferred payments, contingent or otherwise, and the aggregate amount of all Funded Debt assumed) in excess of $5,000,000 being referred to as a “Material Acquisition”);”

(ii) Subparagraph (d) of paragraph 6E(1) of the Note Agreements is hereby amended to read in its entirety as follows:

“(d) the business to be acquired operates predominantly in the continental United States and/or Canada;”

(iii) Subparagraph (j) of paragraph 6E(1) of the Note Agreements is hereby amended to read in its entirety as follows:

“(j) cash consideration to be paid by the Company or such Subsidiary in connection with any such acquisition or series of related acquisitions (including cash deferred payments, contingent or otherwise, and the aggregate amount of all Funded Debt assumed), shall not exceed $10,000,000 without the consent of the Required Holders;”

(iv) The new following subparagraphs (k) and (1) are hereby inserted at the end of paragraph 6E(1) to read in their entirety as follows:

“(k) the aggregate cash consideration to be paid by the Company or any Subsidiary in connection with all such acquisitions or series of related acquisitions (including cash deferred payments, contingent or otherwise, and the aggregate amount of all Funded Debt assumed) during any period of four (4) consecutive fiscal quarters, shall not exceed $30,000,000 without the consent of the Required Holders; and

(1) the terms and conditions of any Indebtedness incurred or assumed by the Company or such Subsidiary in connection with any such acquisition or series of related acquisitions (other than Indebtedness permitted under paragraph 6B(e)) shall be satisfactory to the Required Holders.”

(v) Paragraph 6E(2) of the Note Agreements is hereby amended to read in its entirety as follows:

“6E(2) Disposition of Assets. Other than Permitted Transfers, neither the Company nor any Subsidiary will become a party to or agree to or effect any disposition of assets in excess of $500,000 in the aggregate (the “Basket”) without the prior written consent of the Required Holders; provided that the Company and its Subsidiaries shall be permitted to consummate the FHA Transaction in accordance with the terms thereof.”

2G. Paragraph 6G of the Note Agreements.

(i) Paragraph 6G of the Note Agreements is hereby amended to read in its entirety as follows:

“6G. Restricted Distributions and Redemptions. Neither the Company nor any of its Subsidiaries shall redeem, convert, retire or otherwise acquire shares of any class of its capital stock or other equity interest, or make any Distributions, except that (i) the Company or any Subsidiary may make Distributions to the Company or another Subsidiary of the Company and (ii) so long as no Default or Event of Default then exists or would result from such payment, the Company or any Subsidiary may make cash dividend payments in an amount not to exceed $3,500,000 in any fiscal year if after giving pro forma effect to such payment the Fixed Charge Coverage Ratio of the Company and its Subsidiaries is greater than or equal to 1.10 to 1 for such fiscal year. In addition, neither the Company nor any of its Subsidiaries shall effect or permit any change in or amendment to any document or instrument pertaining to the terms of the Company or any of its Subsidiaries capital stock or other equity interest. Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries shall make any Distribution under this paragraph 6G if a Default or Event of Default exists or would be created by the making of such Distribution.”

2H. Paragraph 6H of the Note Agreements.

(i) Paragraph 6H of the Note Agreements is hereby amended to read in its entirety as follows:

“6H. Debt Modification, etc. Neither the Company nor any of its Subsidiaries will (i) amend, supplement or otherwise modify (A) the terms of any Subordinated Debt other than to extend or defer the time for payments to be made thereunder or (B) any negative covenant, financial covenant or event of default set forth in the Bank Debt or (ii) pay (except as permitted by the terms of the subordination agreement), redeem or repurchase any of the Subordinated Debt. Prior to any principal payment or prepayment of the Bank Debt having the effect of reducing the commitments of banks under the Bank Agreement, the Company shall deliver to the Purchasers a certificate setting forth in reasonable detail computations evidencing the pro forma effect of the contemplated payment on the Company’s compliance with the financial covenants contained in paragraph 6A hereof.”

2I. Paragraph 8B of the Note Agreements.

(i) The last sentence of paragraph 8B of the Note Agreements is hereby amended to read in its entirety as follows:

“There has been no Material Adverse Change since December 31, 1999.”

2J. Paragraph 10B of the Note Agreements.

(i) Each of the following definitions in paragraph 10B of the Note Agreements is hereby amended to read in its respective entirety as follows:

“ “Bank Agreement” means that certain Amended and Restated Revolving Credit Agreement, dated as of August [    ], 2003, among the Company, the Guarantors, certain lending institutions party thereto and Fleet National Bank, as Administrative Agent, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof.”

“ “Consolidated Total Interest Expense” shall mean, for any period, the aggregate amount of interest required to be paid or accrued by the Company and its Subsidiaries during such period on all Indebtedness of the Company and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any Capitalized Lease or any Synthetic Lease and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money, but excluding therefrom the non-cash amortization of debt issuance costs.”

“ “Designated Property” shall mean (a) with respect to the Company or any of its Subsidiaries, its ownership interests in the Designated LLCs; (b) annuity contracts; (c) Investments held principally as a passive vehicle for the production of income held by a Borrower, (d) the Designated Intercompany Debentures; (e) prior to its conversion into an LLC, the stock of S.&S. Enterprises, Inc.; (f) the cash and cash equivalents, overnight sweep investments (such as repurchase agreements), and intercompany notes, loans and accounts payable of the Borrowers; and (g) the Designated Intellectual Property.”

“ “Designated Intercompany Debentures” shall mean subordinated intercompany debentures held by Waste Services of Memphis, LLC, issued by the Company or any Subsidiary of the Company in the form of Exhibit G hereto and which shall be pledged to the Collateral Agent.”

“ “Distribution” shall mean the declaration or payment of any dividend on or in respect of any shares of any class of capital stock, any partnership interests or any membership units of any Person, other than dividends or other distributions payable solely in shares of common stock, partnership interests or membership units of such Person, as the case may be; the purchase, redemption, or other retirement of any shares of any class of capital stock, partnership interests or membership units of such Person, directly or indirectly through a Subsidiary or otherwise; the return of equity capital by any Person to its shareholders, partners or members as such; or any other distribution on or in respect of any shares of any class of capital stock, partnership interests or membership units of such Person.”

“ “Funded Debt” shall mean collectively, without duplication, whether classified as indebtedness, an Investment or otherwise on the Company’s consolidated balance sheet, (a) all indebtedness for borrowed money or credit obtained or other similar monetary obligations, direct or indirect (including any unpaid reimbursement obligations with respect to letters of credit, but excluding any contingent obligations with respect to letters of credit outstanding, performance or guarantee bonds, Swap Contracts or Fuel Derivatives Obligations), (b) all obligations evidenced by notes, bonds, debentures or other similar debt instruments, (c) all obligations, liabilities and indebtedness under Capitalized Leases which corresponds to principal, (d) guaranties of the Funded Debt of others referred to in clauses (a) through (c) above, and (e) the deferred purchase price of assets and companies (typically known as holdbacks) other than short-term trade credit incurred in the ordinary course of business.”

“ “Intercreditor Agreement” means the Intercreditor Agreement, dated as of November 9, 1999, between Fleet National Bank, as administrative agent for the lending institutions party to the Bank Agreement, and the Noteholders, as amended.”

“ “Material Acquisition” shall have the meaning specified in paragraph 6E(l)(a).”

“ “Sampson County Bonds” shall mean the Tax-Exempt Adjustable Mode Environmental Facilities Revenue Bonds (Sampson County Disposal, Inc. Project) Series 2000 in the aggregate principal amount of $33,700,000 (the “Series 2000 Bonds”) and the Tax-Exempt Adjustable Mode Environmental Facilities Revenue Bonds (Sampson County Disposal, LLC Project) Series 2003 in the aggregate principal amount of $9,500,000 (the “Series 2003 Bonds”), in each case issued by The Sampson County Industrial Facilities and Pollution Control Financing Authority and, in the case of the Series 2003 Bonds, issued on terms and conditions satisfactory to the Administrative Agent.”

“ “Security Agreement” shall mean the Amended and Restated Security Agreement, dated as of March 31, 2001, between the Company and the Guarantors and the Collateral Agent, as the same may be amended, restated or otherwise modified from time to time.”

“ “Security Documents” shall mean the Security Agreement, the Membership Interest Pledge Agreements, the Security Documents Amendment, the Intercompany Subordination Agreement and all other instruments and documents, including without limitation Uniform Commercial Code financing statements, required to be executed or delivered pursuant to any Security Document.”

(ii) The definition of “Membership Interest Pledge Agreement” is hereby deleted, and the following definitions are hereby added to paragraph 10B of the Note Agreements in appropriate alphabetical order:

“ “Consolidated Total Debt Service” shall mean, for any period, the sum, without duplication, of (a) Consolidated Total Interest Expense for such period, plus (b) any and all scheduled repayments of principal during such period in respect of Indebtedness that becomes due and payable or that is to become due and payable during such period pursuant to any agreement or instrument to which the Company or any of its Subsidiaries is a party (or, in the case of clause (iii), for which the Company or any of its Subsidiaries is a guarantor) relating to (i) the borrowing of money or the obtaining of credit, including the issuance of notes or bonds, (ii) any Synthetic Leases or any Capitalized Leases, and (iii) Indebtedness of the type referred to above of another Person guaranteed by the Company or any of its Subsidiaries.”

“ “FHA Transaction” shall mean the transactions whereby the Federal Housing Authority, the City of Norfolk and/or a certain other purchaser will purchase the operating facility located at 1371 Hanson Avenue in Norfolk, Virginia from the Parent and/or one of its Subsidiaries in exchange for consideration in the form of cash and notes, on terms and conditions satisfactory to the Required Holders.”

“ “Fixed Charge Coverage Ratio” means, for any period, the ratio of (a) an amount equal to the result of (i) EBITDA for such period (excluding gains (or losses) from asset dispositions which occurred during such period), plus (ii) net cash proceeds from asset dispositions permitted by paragraph 6E(2) for such period less (iii) Capital Expenditures for such period, less (iv) cash taxes paid during such period to (b) an amount equal to the sum of (i) Consolidated Total Debt Service for such period, plus (ii) cash dividends paid or payable during such period.”

“ “Foreign Subsidiary” shall mean each Subsidiary of the Company (whether direct or indirect, existing on the date hereof or acquired or formed hereafter in accordance with the provisions hereof) which is incorporated under the laws of a jurisdiction other than a State or other jurisdiction of the United States of America.”

“ “Fuel Derivatives Obligations” shall have the meaning set forth in paragraph 6B(m).”

“ “Intercompany Subordination Agreement” shall mean the Intercompany Subordination Agreement, dated as of March 31, 2001, by and among the Company, each of the Subsidiaries of the Company and the Collateral Agent, as amended.”

“ “Material Adverse Change” shall mean, with respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding):

(a) a material adverse change in the business, properties, prospects, condition (financial or otherwise), assets, operations or income of the Company and the Guarantors, taken as a whole;

(b) an adverse change in the ability of the Company and the Guarantors to perform any of their respective obligations hereunder or under any of the Related Documents to which they are a party; or

(c) any impairment of the validity, binding effect or enforceability of this Agreement or any of the other Related Documents, any impairment of the rights, remedies or benefits available to the holders of the Notes hereunder or under any Related Document or any impairment of the attachment, perfection or priority of any Lien of the Collateral Agent under the Security Documents.”

“ “Membership Interest Pledge Agreements” shall mean, collectively, (i) those certain Amended and Restated Membership Interest Pledge Agreements, each dated as of March 31, 2001, among the Company and certain of its Subsidiaries party thereto and the Collateral Agent, as amended, (ii) that certain Membership Interest Pledge Agreement, dated as of December 29, 2000, between Waste Services of Tennessee, LLC and the Collateral Agent, as amended, (iii) that certain Membership Interest Pledge Agreement, dated as of December 29, 2000, between Waste Industries of Tennessee, LLC and the Collateral Agent, as amended and (iv) any other membership interest pledge agreements to be entered into from time to time in accordance with the provisions of the Bank Agreement.”

“ “Permitted Transfers” shall have the meaning set forth in paragraph 6E(3).”

“ “Security Documents Amendment” shall mean the Omnibus Amendment of Security Documents and Joinder, dated as of August [27], 2003, among the Company and certain of its Subsidiaries party thereto and the Collateral Agent.”

“ “Series 2000 Bonds” shall have the meaning set forth in the definition of Sampson County Bonds.”

“ “Series 2003 Bonds” shall have the meaning set forth in the definition of Sampson County Bonds.”

2K. Paragraph 11R of the Note Agreements.

(i) A new paragraph 11R is hereby inserted into the Note Agreements to read in its entirety as follows:

“11R. Disclosure for Tax Purposes. Notwithstanding anything herein or in any other agreement among the parties hereto to the contrary, the holders of the Notes may disclose to any and all Persons, without limitation of any kind, any information with respect to the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such Holder relating to such tax treatment and tax structure.”

3. Consent. Notwithstanding the provisions of paragraph 6H of each of the Note Agreements that prohibit the amendment of any negative covenant, financial covenant or event of default relating to the Bank Debt, each of the undersigned consents to the amendments to the

Bank Agreement as effectuated by the amendment and restatement of the Bank Agreement on the date hereof as delivered to the Noteholders under Section 5(a)(iv) hereof.

4. Affirmation and Acknowledgment. The Company and each of the Guarantors hereby ratifies and confirms all of its obligations to the Noteholders as evidenced by the Note Agreements and the Related Documents, including, without limitation, the Notes, and the Company and each of the Guarantors hereby affirms its absolute and unconditional promise to pay to the Noteholders all obligations under the Note Agreements and the Related Documents. The Company and each of the Guarantors hereby confirms that the Obligations (as defined in the Security Agreement) are and remain secured pursuant to the Security Documents and pursuant to all other instruments and documents executed and delivered by the Company and the Guarantors as security for the Obligations.

5. Conditions of Effectiveness. This Amendment shall become effective when, and only when (the “Effective Date”),

(a) the Noteholders shall have received executed originals of this Amendment and all of the following documents, each (unless otherwise indicated) being dated the date hereof, in form and substance satisfactory to the Noteholders:

(i) copies of (A) all documents evidencing all requisite corporate action of the Company (including any and all resolutions of the Board of Directors of the Company) authorizing the execution, delivery and performance of this Amendment and the matters contemplated hereby and thereby, and (B) all documents evidencing all consents and governmental approvals, if any, with respect to this Amendment and the matters contemplated hereby and thereby;

(ii) a certificate of the Secretary or an Assistant Secretary of the Company certifying the names and true signatures of the officers authorized to sign this Amendment on behalf of the Company and any other documents to be delivered by the Company hereunder;

(iii) a certificate of a duly authorized officer of the Company, dated the date hereof and in form and detail satisfactory to the Required Holders, demonstrating that, after giving effect to the transactions contemplated hereby (including, without limitation, after giving effect to all borrowings under the Bank Agreement and all credit exposure), the ratio of (x) Funded Debt as at the date hereof to (y) EBITDA for the period of four (4) consecutive fiscal quarters ending on such date shall not exceed 3.25 to 1;

(iv) the amended and restated Bank Agreement, in form and substance satisfactory to the Required Holders in all respects; and

(v) such other documents, instruments, approvals or opinions as any Noteholder may reasonably request, including, without limitation, an executed Joinder Agreement as to any new Guarantor, an amendment to the Intercreditor Agreement and an amendment to each of the relevant Security Documents, each in form and substance satisfactory to the Required Holders.

(b) The Company shall have paid all costs and expenses (including attorney’s fees and expenses) incurred by any Noteholder in connection with this Amendment and the matters contemplated herein; and

(c) The representations and warranties contained herein shall be true on and as of the date hereof, there shall exist on the date hereof, no Event of Default or Default; there shall exist no material adverse change in the financial condition, business operation or prospects of the Company or its Subsidiaries since December 31, 2002 other than as reported by the Company in its quarterly reports on Form 10-Q filed with the Securities and Exchange Commission for quarterly periods subsequent to December 31, 2002; and the Company shall have delivered to the Noteholders an Officer’s Certificate to such effect.

6. Representations and Warranties.

(a) Except as disclosed in the updated disclosure schedules attached hereto and incorporated herein, the Company hereby repeats and confirms each of the representations and warranties made by it in each of the Note Agreements, as amended hereby, as though made on and as of the date hereof, with each reference therein to “this Agreement”, “hereof”, “hereunder”, “thereof”, “thereunder” and words of like import being deemed to be a reference to the Note Agreements as amended hereby.

(b) The Company and each Guarantor further represents and warrants as follows:

(i) The execution, delivery and performance by the Company and each Guarantor of this Amendment are within its corporate or company powers, have been duly authorized by all necessary corporate or company action and do not contravene (A) its charter or by-laws, or certificate of formation or operating agreement, as the case may be, (B) law or (C) any legal or contractual restriction binding on or affecting the Company or the Guarantors; and such execution, delivery and performance do not or will not result in or require the creation of any Lien upon or with respect to any of its properties.

(ii) No governmental approval is required for the due execution, delivery and performance by the Company or any Guarantor of this Amendment, except for such governmental approvals as have been duly obtained or made and which are in full force and effect on the date hereof and not subject to appeal.

(iii) This Amendment constitutes the legal, valid and binding obligations of the Company and the Guarantors enforceable against the Company and the Guarantors in accordance with its terms.

(iv) There are no pending or threatened actions, suits or proceedings affecting the Company, the Guarantors or any of their Subsidiaries or the properties of the Company, the Guarantors or any of their Subsidiaries before any court, governmental agency or arbitrator, that may, if adversely determined, materially adversely affect the financial condition, properties, business, operations or prospects of the Company, the Guarantors or any of their Subsidiaries, considered as a whole, or affect the legality, validity or enforceability of either of the Note Agreements, as amended by this Amendment.

7. Miscellaneous.

7A. Reference to and Effect on the Note Agreement.

(a) Upon the effectiveness of this Amendment, on and after the date hereof each reference in either of the Note Agreements to “this Agreement”, “hereunder”, “hereof” or words of like import referring to such Note Agreement, and each reference in any other document to “the Note Agreement”, “thereunder”, “thereof” or words of like import referring to such Note Agreement, shall mean and be a reference to such Note Agreement, as amended hereby .

(b) Except as specifically amended above, the Note Agreements, and all other related documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any holder of a Note under either of the Note Agreements or the Notes issued thereunder, nor constitute a waiver of any provision of any of the foregoing.

7B. Costs and Expenses. The Company agrees to pay on demand all costs and expenses incurred by the Noteholders or any other holder of a Note under either of the Note Agreements in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel. The Company further agrees to pay on demand all costs and expenses, if any (including, without limitation, counsel fees and expenses of counsel), incurred by the Noteholders or any other any holder of a Note in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment, including, without limitation, counsel fees and expenses in connection with the enforcement of rights under this paragraph 7B.

7C. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

7D. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

7E. Estoppel. To induce the Noteholders to enter into this Amendment, the Company and each Guarantor hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense or counterclaim in favor of the Company or any Guarantor against any holder of the Notes with respect to the obligations of the Company or any Guarantor owing to any such holder, either with or without giving effect to this Amendment.

[Signatures on Next Page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

COMPANY
WASTE INDUSTRIES USA, INC.

By

Name: Title:

GUARANTORS
WASTE INDUSTRIES, LLC

By

Name: Title:

DUPLIN COUNTY DISPOSAL, LLC

By

Name: Title:

VAN BUREN COUNTY LANDFILL, LLC

By

Name: Title:

WASTE INDUSTRIES LANDCO, LLC

By

Name: Title:

WASTE SERVICES OF NORTH CAROLINA, LLC

By

Name: Title:

ECO SERVICES, LLC

By

Name: Title:

SOUTHERN WASTE SERVICES OF MISSISSIPPI, LLC

By

Name: Title:

RELIABLE TRASH SERVICES, LLC

By

Name: Title:

SOUTHERN WASTE OF ALABAMA, LLC

By

Name: Title:

WASTE INDUSTRIES OF MISSISSIPPI, LLC

By

Name: Title:

WASTE SERVICES OF MEMPHIS, LLC

By

Name: Title:

WASTECO, LLC

By

Name: Title:

LAURENS COUNTY LANDFILL, LLC

By

Name: Title:

S&S ENTERPRISES OF MISSISSIPPI, LLC

By

Name: Title:

SAMPSON COUNTY DISPOSAL, LLC

By

Name: Title:

SAFEGUARD LANDFILL MANAGEMENT, LLC

By

Name: Title:

SHAMROCK ENVIRONMENTAL SERVICES, LLC

By

Name: Title:

TRANSWASTE SERVICES, LLC

By

Name: Title:

OLD KINGS ROAD SOLID WASTE, LLC

By

Name: Title:

WASTE INDUSTRIES PROPERTY CO., LLC

By

Name: Title:

RAILROAD AVENUE DISPOSAL, LLC

By

Name: Title:

BLACK BEAR DISPOSAL, LLC

By

Name: Title:

WASTE SERVICES OF TENNESSEE, LLC

By

Name: Title:

WASTE INDUSTRIES OF TENNESSEE, LLC

By

Name: Title:

WASTE SERVICES OF DECATUR, LLC

By

Name:
Title:

RED ROCK DISPOSAL, LLC

By

Name:
Title:

MOSS POINT DISPOSAL, LLC

By

Name:
Title:

NOTEHOLDERS

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By

Name:
Title:

PRUCO LIFE INSURANCE COMPANY

By

Name:
Title:

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

By

Name:
Title:

U.S. PRIVATE PLACEMENT FUND

By Prudential Private Placement Investors, L.P., as Investment Advisor

By Prudential Private Placement Investments, Inc., its General Partner

By

Name:
Title:

Disclosure Schedules